UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024 (December 20, 2024)

Point of Care Nano-Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56356	27-2830681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 US HWY 22 East, Suite 232, Whitehouse Station, NJ 08889
(Address of principal executive offices)

(732) 723-7395
(Registrant's telephone number, including area code)

109 AmberSweet Way, Davenport, FL, 33897
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 20, 2024, Nichlas DeVito resigned as Chief Executive officer, President, Treasurer, Secretary and Chairman and Director of Point of Care Nano-Technology, Inc. (the “Company”). Mr. DeVito’s resignation was not due to any disagreement relating to financial matters with the Board of Directors, the management or the auditors of the Company. Also effective as of December 20, 2024, Mr. DeVito entered into a Mutual Release of Claims Agreement a copy of which is attached hereto as Exhibit 10.1.

Effective December 20, 2024, the Board of Directors of the Company appointed Dr. Raouf Guirguis, a current director of the Company, to serve as Chief Executive officer, President, Treasurer and Secretary of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Mutual Release of Claims Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT OF CARE NANO-TECHNOLOGY, INC.

Date: December 26, 2024	/s/ Dr. Raouf Guirguis
Name: Dr. Raouf Guirguis
Title: Chief Executive Officer